Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$17,388,000	$2,371.72

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-180289

PRICING SUPPLEMENT

Dated October 5, 2012

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012

and Equity Index Underlying Supplement dated March 22, 2012)

Structured Investments	HSBC USA Inc.
$17,388,000
Buffered Return Enhanced Notes Linked to a Weighted Basket of Three Components, Consisting of the EURO STOXX 50® Index, the FTSE™ 100 Index and the TOPIX® Index, and related Currencies, due October 23, 2013 (the “Notes”)

General

•	Terms used in this pricing supplement are described or defined herein, in the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus. The Notes offered will have the terms described herein and in the Equity Index Underlying Supplement, prospectus supplement and prospectus. The Notes do not guarantee return of principal, and you may lose up to 100.00% of your initial investment. The Notes will not bear interest.
•	This pricing supplement relates to a single Note offering. The purchaser of a Note will acquire a security linked to the Reference Asset described below.
•	Although the offering relates to a Reference Asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset, any Basket Component, any Basket Currency or any component security included in any Basket Component or as to the suitability of an investment in the related Notes.
•	Senior unsecured obligations of HSBC USA Inc. maturing October 23, 2013.
•	Minimum denominations of $10,000 and integral multiples of $1,000 in excess thereof.
•	If the terms of the Notes set forth below are inconsistent with those described in the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus, the terms set forth below will supersede.
•	Any payment on the Notes is subject to the Issuer’s credit risk, and you have no ability to pursue the issuers of the securities included in the Basket Components for payment. The Issuer has not undertaken any independent review of, or made any due diligence inquiry with respect to, the publicly available information provided herein regarding the Reference Asset.

Key Terms

Issuer:	HSBC USA Inc.
Reference Asset:	The Notes are linked to a weighted basket consisting of three indices (each a “Basket Component,” and together, the “Basket Components”) as adjusted by their respective spot exchange rates (each a “Basket Currency,” and together, the “Basket Currencies”) as set forth below:

Basket Component	Ticker	Basket Currency	Component Weighting	Buffer Amount	Upside Participation Rate	Maximum Return	Downside Leverage Factor
EURO STOXX 50® Index	SX5E	Euro (“EURUSD”)	56.00%	10.00%	200%	17.90%	1.11111
FTSE™ 100 Index	UKX	British pound (“GBPUSD”)	23.00%	10.00%	200%	17.90%	1.11111
TOPIX® Index	TPX	Japanese yen (“JPYUSD”)	21.00%	10.00%	200%	17.90%	1.11111

Principal Amount:	$1,000 per Note
Trade Date:	October 5, 2012
Pricing Date:	October 5, 2012
Original Issue Date:	October 11, 2012
Final Valuation Date:	October 18, 2013, subject to adjustment as described in “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Ending Averaging Dates:	October 14, 2013, October 15, 2013, October 16, 2013, October 17, 2013 and October 18, 2013 (the Final Valuation Date), subject to adjustment as described in “Additional Terms of the Notes — Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date, and expected to be October 23, 2013. The Maturity Date is subject to further adjustment as described under “Additional Terms of the Notes-Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Payment at Maturity:	For each Note, the Cash Settlement Value.
Maximum Note Return:	17.90%. The Maximum Note Return reflects the weighted average of each Basket Component’s Maximum Return. In no event will the return on your Notes exceed the Maximum Note Return of 17.90%. This means the Payment at Maturity for each $1,000 Principal Amount of Notes will not exceed $1,179.00.
Underlying Return:	With respect to each Basket Component, the quotient, expressed as a percentage, of (i) the Final Level of the Basket Component minus its Initial Level, divided by (ii) its Initial Level, expressed as a formula:

Final Level – Initial Level

Initial Level

Cash Settlement Value:	For each Note, you will receive a cash payment on the Maturity Date that is based on the Basket Return, calculated as follows:
$1,000 + ($1,000 × Basket Return)
The Basket Return will never exceed the Maximum Note Return of 17.90%.
Basket Return:	The sum of the products of (a) the Component Return of each Basket Component multiplied by (b) the Component Weighting of such Basket Component.
Component Return:	With respect to each Basket Component, the Component Return will be calculated as follows:
If the Basket Component’s respective Underlying Return is positive, the Component Return will be an amount equal to the lesser of:
(i) the product of (a) the Underlying Return multiplied by (b) the applicable Upside Participation Rate; and
(ii) the applicable Maximum Return.
If the Basket Component’s Underlying Return is less than or equal to 0.00% but greater than or equal to -10.00%, meaning that the level of that Basket Component has declined by no more than the 10.00% Buffer Amount, the Component Return will be zero.
If the Basket Component’s Underlying Return is less than -10.00%, meaning that the level of that Basket Component declines by more than the 10.00% Buffer Amount, the Component Return will be the product, expressed as a percentage, of (a) the applicable Underlying Return plus the 10.00% Buffer Amount and (b) the Downside Leverage Factor of 1.11111. This means that if each Underlying Return is -100.00%, you will lose your entire investment.
Initial Level:	With respect to each Basket Component, the product of (a) 2,531.21, 5,871.02 and 737.13 for the EURO STOXX 50® Index, FTSE™ 100 Index and TOPIX® Index, respectively, which was the Official Closing Level (as defined below) as determined by the Calculation Agent on the Pricing Date multiplied by (b) the Initial Spot Rate corresponding to the Basket Component.
Final Level:	With respect to each Basket Component, the arithmetic average of the amounts determined by the Calculation Agent on each of the Ending Averaging Dates, determined by multiplying (a) the Official Closing Level of the Basket Component on the applicable Ending Averaging Date by (b) the Spot Rate corresponding to the Basket Component on that date.
Official Closing Level:	With respect to each Basket Component, the Official Closing Level on any scheduled trading day as determined by the Calculation Agent based upon the level displayed on Bloomberg Professional® service page “SX5E <INDEX>” with respect to SX5E, page “UKX <INDEX>” with respect to UKX, and page “TPX <INDEX>” with respect to TPX, or with respect to each Basket Component, any successor page on the Bloomberg Professional® service or any successor service, as applicable.
Spot Rate:	For the Euro, on any scheduled trading day, the official MID WM Reuters fixing at 4:00 p.m. London time, as determined by the Calculation Agent, expressed as the number of U.S. dollars per one Euro, subject to adjustment as described under “Currency Disruption Events” herein. For the British pound, on any scheduled trading day, the official MID WM Reuters fixing at 4:00 p.m. London time, as determined by the Calculation Agent, expressed as the number of U.S. dollars per one British pound, subject to adjustment as described under “Currency Disruption Events” herein. For the Japanese yen, on any scheduled trading day, (a) 1 divided by (b) the official MID WM Reuters fixing at 4:00 p.m. London time, as determined by the Calculation Agent, expressed as the number of Japanese yen per one U.S. dollar, subject to adjustment as described under “Currency Disruption Events” herein.
Initial Spot Rate:	1.306 for the EURUSD exchange rate, 1.6193 for the GBPUSD exchange rate and 1/78.695 for the JPYUSD exchange rate, respectively, which was the Spot Rate on the Pricing Date.
Calculation Agent:	HSBC USA Inc. or one of its affiliates
CUSIP/ISIN:	4042K16K4/US4042K16K40
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

Investment in the Notes involves certain risks. You should refer to “Selected Risk Considerations” beginning on page 9 of this document and “Risk Factors” beginning on page S-1 of the Equity Index Underlying Supplement and page S-3 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Notes or determined that this pricing supplement, or the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus, is truthful or complete. Any representation to the contrary is a criminal offense.

HSBC Securities (USA) Inc. or another of our affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. HSBC Securities (USA) Inc., an affiliate of ours, will purchase the Notes from us for distribution to the placement agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

J.P. Morgan Securities LLC and certain of its registered broker-dealer affiliates are purchasing the Notes for resale.  JPMorgan Chase Bank N.A. may purchase the Notes on behalf of certain fiduciary accounts.  J.P. Morgan Securities LLC, certain of its registered broker-dealer affiliates and JPMorgan Chase Bank N.A. will not receive fees from us for sales to fiduciary accounts.

	Price to Public	Fees and Commissions	Proceeds to Issuer
Per Note	$1,000	$10	$990
Total	$17,388,000	$173,880	$17,214,120

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

JPMorgan

Placement Agent

October 5, 2012

Summary Terms

The three tables below provide a summary of the Notes, including the principal terms of the Notes, an illustrative table reflecting hypothetical Underlying Returns and corresponding hypothetical Component Returns for each Basket Component and selected risk considerations. These tables should be reviewed together with the other disclosures regarding the Notes contained in this pricing supplement as well as in the accompanying prospectus, prospectus supplement and Equity Index Underlying Supplement.

Note Characteristics
Reference Asset	Weighted basket of three Basket Components adjusted by the exchange rate of the respective Basket Currency with respect to the U.S. dollar

Basket Component / Basket Currency / Component Weighting	EURO STOXX 50® Index / U.S. dollars per one Euro / 56.00% FTSE™ 100 Index / U.S. dollars per one British pound / 23.00% TOPIX® Index / Japanese yen per one U.S. dollar / 21.00%
Principal Amount	$1,000 per Note
Buffer Amount	10.00%
Upside Participation Rate	200.00%
Maximum Return	17.90%
Downside Leverage Factor	1.11111
Maturity	54 weeks

•	Appreciation Potential:

- The Notes provide the opportunity for enhanced returns at maturity by multiplying a positive return for each Basket Component by the Upside Participation Rate of 200.00%, up to the Maximum Return of 17.90%.

•	Potential Loss of Principal:

- If the level of a Basket Component declines by more than the Buffer Amount of 10.00%, the Component Return for such Basket Component will be reduced by the full depreciation in the Basket Component below the Buffer Amount multiplied by the Downside Leverage Factor of 1.11111. Accordingly, you may lose up to 100.00% of your investment in the Notes.

The following table illustrates hypothetical Underlying Returns and corresponding hypothetical Component Returns for each Basket Component. The hypothetical Underlying Returns and hypothetical Component Returns set forth below reflect the Initial Levels of 2,531.21, 5,871.02 and 737.13 for the EURO STOXX 50® Index, FTSE™ 100 Index and TOPIX® Index, respectively, and reflect the Buffer Amount of 10.00%, the Upside Participation Rate of 200.00%, the Maximum Return of 17.90% and the Downside Leverage Factor of 1.11111 for each Basket Component. The hypothetical returns set forth below are for illustrative purposes only and may not be the actual returns applicable to a purchaser of the Notes. The numbers appearing in the following table have been rounded for ease of analysis.

EURO STOXX 50® Index			FTSE™ 100 Index			TOPIX®
Hypothetical Final Level	Hypothetical Underlying Return	Hypothetical Component Return	Hypothetical Final Level	Hypothetical Underlying Return	Hypothetical Component Return	Hypothetical Final Level	Hypothetical Underlying Return	Hypothetical Component Return
3,543.69	40.00%	17.9000%	8,219.43	40.00%	17.9000%	1,031.98	40.00%	17.9000%
3,290.57	30.00%	17.9000%	7,632.33	30.00%	17.9000%	958.27	30.00%	17.9000%
3,037.45	20.00%	17.9000%	7,045.22	20.00%	17.9000%	884.56	20.00%	17.9000%
2,757.75	8.95%	17.9000%	6,396.48	8.95%	17.9000%	803.10	8.95%	17.9000%
2,708.39	7.00%	14.0000%	6,281.99	7.00%	14.0000%	788.73	7.00%	14.0000%
2,657.77	5.00%	10.0000%	6,164.57	5.00%	10.0000%	773.99	5.00%	10.0000%
2,531.21	0.00%	0.0000%	5,871.02	0.00%	0.0000%	737.13	0.00%	0.0000%
2,404.65	-5.00%	0.0000%	5,577.47	-5.00%	0.0000%	700.27	-5.00%	0.0000%
2,278.09	-10.00%	0.0000%	5,283.92	-10.00%	0.0000%	663.42	-10.00%	0.0000%
2,024.97	-20.00%	-11.1111%	4,696.82	-20.00%	-11.1111%	589.70	-20.00%	-11.1111%
1,771.85	-30.00%	-22.2222%	4,109.71	-30.00%	-22.2222%	515.99	-30.00%	-22.2222%
1,518.73	-40.00%	-33.3333%	3,522.61	-40.00%	-33.3333%	442.28	-40.00%	-33.3333%
0.00	-100.00%	-100.0000%	0.00	-100.00%	-100.0000%	0.00	-100.00%	-100.0000%

Summary Selected Risk Considerations (see page 9)

We urge you to read "Selected Risk Considerations" herein and “Risk Factors” beginning on page S-1 of the Equity Index Underlying Supplement and page S-3 of the prospectus supplement. Investing in the Notes is not equivalent to investing in any of the component securities of the Basket Components or the Basket Currencies. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

▪      Your Investment in the Notes May Result in a Loss

▪      The Notes are Subject to the Credit Risk of HSBC USA Inc.

▪      Your Maximum Gain on the Notes is Limited to the Maximum Return

▪      Changes in the Levels of the Basket Components May Offset Each Other

▪      Suitability of Notes for Investment

▪      Currency Markets May Be Volatile

▪      Legal and Regulatory Risks

▪      If the Liquidity of the Basket Currencies is Limited, the Value of the Notes Would Likely be Impaired

▪      We Have No Control Over the Exchange Rate Between the Basket Currencies and the U.S. Dollar

▪      The Spot Rate Will Not Take Into Account All Developments in the Basket Currencies

▪      The Notes are Subject to Currency Exchange Risk

▪      Certain Built-in Costs are Likely to Adversely Affect the Value of the Notes Prior to Maturity

▪      No Interest or Dividend Payments or Voting Rights

▪      Price Prior to Maturity

▪      Potential HSBC Impact on Price

▪      Even if Our or Our Affiliates' Securities are Tracked by an Equity Index, We or Our Affiliates Will Not Have Any Obligation to Consider Your Interests

▪      Potentially Inconsistent Research, Opinions or Recommendations by HSBC

▪      The Notes Lack Liquidity

▪      Potential Conflicts

▪      The Notes are Not Insured or Guaranteed by Any Governmental Agency of the United States or Any Other Jurisdiction

▪      Risks Associated with Foreign Securities Markets

▪      Many Economic and Market Factors Will Impact the Value of the Notes

Additional Terms Specific to the Notes

This pricing supplement relates to a single Note offering linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security linked to the Reference Asset. Although the Note offering relates only to a single Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset, the Basket Components, the Basket Currencies or any securities comprising the Basket Components or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the Notes offered hereby are inconsistent with those described in the Equity Index Underlying Supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page 9 of this pricing supplement and “Risk Factors” beginning on page S-1 of the Equity Index Underlying Supplement and page S-3 of the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and the Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

•	the Equity Index Underlying Supplement at: www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

•	the Prospectus Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

•	the Prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

What Is the Underlying Return for Each Basket Component and the Corresponding Component Return for Each Basket Component Assuming a Range of Performance for Each Basket Component?

The following table illustrates the hypothetical Underlying Return for each Basket Component and the corresponding Component Return for each Basket Component. The hypothetical Underlying Returns and Component Returns set forth below assume Initial Levels (which, with respect to each Basket Component, is the product of the Official Closing Level on the Pricing Date multiplied by the Initial Spot Rate) of 2,531.21, 5,871.02 and 737.13 for the SX5E, UKX, and TPX, respectively, and reflect the Upside Participation Rate of 200.00%, the Buffer Amount of 10.00%, the Downside Leverage Factor of 1.11111 and the Maximum Return of 17.90% for each Basket Component. The hypothetical Final Levels (which, with respect to each Basket Component, is the arithmetic average of the product of (i) the Official Closing Level multiplied by (ii) the Spot Rate, on each of the Ending Averaging Dates), hypothetical Underlying Returns and hypothetical Component Returns set forth below are for illustrative purposes only and may not be the actual Final Levels, actual Underlying Returns and actual Component Returns applicable to a purchaser of the Notes. The numbers appearing in the following table and examples have been rounded for ease of analysis.

SX5E			UKX			TPX
Hypothetical Final Level	Hypothetical Underlying Return	Hypothetical Component Return	Hypothetical Final Level	Hypothetical Underlying Return	Hypothetical Component Return	Hypothetical Final Level	Hypothetical Underlying Return	Hypothetical Component Return
4,556.18	80.00%	17.9000%	10,567.84	80.00%	17.9000%	1,326.83	80.00%	17.9000%
4,176.50	65.00%	17.9000%	9,687.18	65.00%	17.9000%	1,216.26	65.00%	17.9000%
3,796.82	50.00%	17.9000%	8,806.53	50.00%	17.9000%	1,105.70	50.00%	17.9000%
3,543.69	40.00%	17.9000%	8,219.43	40.00%	17.9000%	1,031.98	40.00%	17.9000%
3,290.57	30.00%	17.9000%	7,632.33	30.00%	17.9000%	958.27	30.00%	17.9000%
3,037.45	20.00%	17.9000%	7,045.22	20.00%	17.9000%	884.56	20.00%	17.9000%
2,910.89	15.00%	17.9000%	6,751.67	15.00%	17.9000%	847.70	15.00%	17.9000%
2,757.75	8.95%	17.9000%	6,396.48	8.95%	17.9000%	803.10	8.95%	17.9000%
2,657.77	5.00%	10.0000%	6,164.57	5.00%	10.0000%	773.99	5.00%	10.0000%
2,581.83	2.00%	4.0000%	5,988.44	2.00%	4.0000%	751.87	2.00%	4.0000%
2,556.52	1.00%	2.0000%	5,929.73	1.00%	2.0000%	744.50	1.00%	2.0000%
2,531.21	0.00%	0.0000%	5,871.02	0.00%	0.0000%	737.13	0.00%	0.0000%
2,505.90	-1.00%	0.0000%	5,812.31	-1.00%	0.0000%	729.76	-1.00%	0.0000%
2,404.65	-5.00%	0.0000%	5,577.47	-5.00%	0.0000%	700.27	-5.00%	0.0000%
2,278.09	-10.00%	0.0000%	5,283.92	-10.00%	0.0000%	663.42	-10.00%	0.0000%
2,024.97	-20.00%	-11.1111%	4,696.82	-20.00%	-11.1111%	589.70	-20.00%	-11.1111%
1,771.85	-30.00%	-22.2222%	4,109.71	-30.00%	-22.2222%	515.99	-30.00%	-22.2222%
1,518.73	-40.00%	-33.3333%	3,522.61	-40.00%	-33.3333%	442.28	-40.00%	-33.3333%
1,265.61	-50.00%	-44.4444%	2,935.51	-50.00%	-44.4444%	368.57	-50.00%	-44.4444%
1,012.48	-60.00%	-55.5555%	2,348.41	-60.00%	-55.5555%	294.85	-60.00%	-55.5555%
759.36	-70.00%	-66.6666%	1,761.31	-70.00%	-66.6666%	221.14	-70.00%	-66.6666%
506.24	-80.00%	-77.7777%	1,174.20	-80.00%	-77.7777%	147.43	-80.00%	-77.7777%
253.12	-90.00%	-88.8888%	587.10	-90.00%	-88.8888%	73.71	-90.00%	-88.8888%
0.00	-100.00%	-100.0000%	0.00	-100.00%	-100.0000%	0.00	-100.00%	-100.0000%

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how the Basket Return and Payment at Maturity are calculated.

Scenario 1

Basket Component	SX5E	UKX	TPX
Basket Currency	Euro	British pound	Japanese yen
Weighting	56.00%	23.00%	21.00%
Maximum Return	17.90%	17.90%	17.90%
Hypothetical Initial Level	2,531.21	5,871.02	737.13
Hypothetical Final Level	2,657.77	6,164.57	744.50
Underlying Return	5.00%	5.00%	1.00%
Component Return	10.00%	10.00%	2.00%
Basket Return	8.32%
Payment at Maturity	$1,083.20

In Scenario 1, the Final Level of each Basket Component is greater than its Initial Level, and each of the Underlying Returns of 5.00% for the SX5E, 5.00% for the UKX, and 1.00% for the TPX, when multiplied by 200.00%, does not exceed the Maximum Return of 17.90% for each Basket Component. The Basket Return is calculated as follows:

Basket Return = (SX5E Component Return × SX5E Component Weighting) + (UKX Component Return × UKX Component Weighting) + (TPX Component Return × TPX Component Weighting)

  = (10.00% × 56.00%) + (10.00% × 23.00%) + (2.00% × 21.00%)

  = 8.32%

The Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity = $1,000 + ($1,000 × Basket Return)

     = $1,000 + ($1,000 × 8.32%)

     = $1,083.20

Scenario 2

Basket Component	SX5E	UKX	TPX
Basket Currency	Euro	British pound	Japanese yen
Weighting	56.00%	23.00%	21.00%
Maximum Return	17.90%	17.90%	17.90%
Hypothetical Initial Level	2,531.21	5,871.02	737.13
Hypothetical Final Level	3,164.01	7,338.78	847.70
Underlying Return	25.00%	25.00%	15.00%
Component Return	17.90%	17.90%	17.90%
Basket Return	17.90%
Payment at Maturity	$1,179.00

In Scenario 2, the Final Level of each Basket Component is greater than its Initial Level, and each of the Underlying Returns of 25.00% for the SX5E, 25.00% for the UKX, and 15.00% for the TPX, when multiplied by 200.00%, exceeds the Maximum Return of 17.90% for each Basket Component. The Basket Return is calculated as follows:

Basket Return = (SX5E Component Return × SX5E Component Weighting) + (UKX Component × UKX Component Weighting + (TPX Component Return × TPX Component Weighting)

   = (17.90% × 56.00%) + (17.90% × 23.00%) + (17.90% × 21.00%)

   = 17.90%

The Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity = $1,000 + ($1,000 × Basket Return)

     = $1,000 + ($1,000 × 17.90%)

     = $1,179.00

Scenario 3

Basket Component	SX5E	UKX	TPX
Basket Currency	Euro	British pound	Japanese yen
Weighting	56.00%	23.00%	21.00%
Maximum Return	17.90%	17.90%	17.90%
Hypothetical Initial Level	2,531.21	5,871.02	737.13
Hypothetical Final Level	3,164.01	6,164.57	744.50
Underlying Return	25.00%	5.00%	1.00%
Component Return	17.90%	10.00%	2.00%
Basket Return	12.744%
Payment at Maturity	$1,127.44

In Scenario 3, the Final Level of each Basket Component is greater than its Initial Level, and the Underlying Return of 25.00% for the SX5E multiplied by 200.00% exceeds the Maximum Return of 17.90%, while each of the Underlying Returns of 5.00% for UKX, and 1.00% for the TPX, each multiplied by 200.00%, does not exceed the Maximum Return of 17.90%. The Basket Return is calculated as follows:

Basket Return = (SX5E Component Return × SX5E Component Weighting) + (UKX Component Return × UKX Component Weighting) + (TPX Component Return × TPX Component Weighting)

   = (17.90% × 56.00%) + (10.00% × 23.00%) + (2.00% × 21.00%)

   = 12.744%

The Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity = $1,000 + ($1,000 × Basket Return)

     = $1,000 + ($1,000 × 12.744%)

     = $1,127.44

Scenario 4

Basket Component	SX5E	UKX	TPX
Basket Currency	Euro	British pound	Japanese yen
Weighting	56.00%	23.00%	21.00%
Maximum Return	17.90%	17.90%	17.90%
Hypothetical Initial Level	2,531.21	5,871.02	737.13
Hypothetical Final Level	2,404.65	5,577.47	700.27
Underlying Return	-5.00%	-5.00%	-5.00%
Component Return	0.00%	0.00%	0.00%
Basket Return	0.00%
Payment at Maturity	$1,000.00

In Scenario 4, the Final Level of each Basket Component is less than its Initial Level by not more than the 10.00% Buffer Amount. The Payment at Maturity per $1,000 Principal Amount of Notes is equal to $1,000.

Scenario 5

Basket Component	SX5E	UKX	TPX
Basket Currency	Euro	British pound	Japanese yen
Weighting	56.00%	23.00%	21.00%
Maximum Return	17.90%	17.90%	17.90%
Hypothetical Initial Level	2,531.21	5,871.02	737.13
Hypothetical Final Level	2,024.97	4,109.71	515.99
Underlying Return	-20.00%	-30.00%	-30.00%
Component Return	-11.1111%	-22.2222%	-22.2222%
Basket Return	-16.000%
Payment at Maturity	$840.00

In Scenario 5, the Final Level of each Basket Component is less than its Initial Level by more than 10.00%. The Basket Return is calculated as follows:

Basket Return = (SX5E Component Return × SX5E Component Weighting) + (UKX Component Return × UKX Component Weighting) + (TPX Component Return × TPX Component Weighting)

 = (-11.1111% × 56.00%) + (-22.2222% × 23.00%) + (-22.2222% × 21.00%)

 = -16.000%

The Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity = $1,000 + ($1,000 × Basket Return)

     = $1,000 + ($1,000 × -16.000%)

     = $840.00

Scenario 6

Basket Component	SX5E	UKX	TPX
Basket Currency	Euro	British pound	Japanese yen
Weighting	56.00%	23.00%	21.00%
Maximum Return	17.90%	17.90%	17.90%
Hypothetical Initial Level	2,531.21	5,871.02	737.13
Hypothetical Final Level	2,024.97	5,577.47	589.70
Underlying Return	-20.00%	-5.00%	-20.00%
Component Return	-11.1111%	0.00%	-11.1111%
Basket Return	-8.556%
Payment at Maturity	$914.44

In Scenario 6, the Final Level of the UKX is less than its Initial Level by not more than 10.00%, and the Final Level of each of the other Basket Components is less than its Initial Level by more than 10.00%. The Basket Return is calculated as follows:

Basket Return = (SX5E Component Return × SX5E Component Weighting) + (UKX Component Return × UKX Component Weighting) + (TPX Component Return × TPX Component Weighting)

 = (-11.1111% × 56.00%) + (0% × 23.00%) + (-11.1111% × 21.00%)

 = -8.556%

The Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity = $1,000 + ($1,000 × Basket Return)

     = $1,000 + ($1,000 × -8.556%)

     = $914.44

Scenario 7

Basket Component	SX5E	UKX	TPX
Basket Currency	Euro	British pound	Japanese yen
Weighting	56.00%	23.00%	21.00%
Maximum Return	17.90%	17.90%	17.90%
Hypothetical Initial Level	2,531.21	5,871.02	737.13
Hypothetical Final Level	2,657.77	4,696.82	589.70
Underlying Return	5.00%	-20.00%	-20.00%
Component Return	10.00%	-11.1111%	-11.1111%
Basket Return	0.711%
Payment at Maturity	$1,007.11

In Scenario 7, the Final Level of the SX5E is greater than its Initial Level, and the Underlying Return of 5.00% multiplied by 200.00% does not exceed the Maximum Return of 17.90%; the Final Level of each of the other Basket Components is less than its Initial Level by more than 10.00%. The Basket Return is calculated as follows:

Basket Return = (SX5E Component Return × SX5E Component Weighting) + (UKX Component Return × UKX Component Weighting) + (TPX Component Return × TPX Component Weighting)

 = (10.00% × 56.00%) + (-11.1111% × 23.00%) + (-11.1111% × 21.00%)

 = 0.711%

The Payment at Maturity per $1,000 Principal Amount of Notes is calculated as follows:

Payment at Maturity = $1,000 + ($1,000 × Basket Return)

     = $1,000 + ($1,000 × 0.711%)

     = $1,007.11

Selected Purchase Considerations

•	APPRECIATION POTENTIAL — The Notes provide the opportunity for enhanced returns at maturity by multiplying a positive Underlying Return for each Basket Component by its Upside Participation Rate, subject to the Maximum Return of 17.90% for each Basket Component. Accordingly, the maximum Payment at Maturity is $1,179.00 for every $1,000 Principal Amount of Notes. Because the Notes are our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

•	LIMITED BUFFER AGAINST LOSS — Payment at Maturity of the Principal Amount of the Notes is protected against a decline in the Final Level of each Basket Component, compared to the applicable Initial Level, of up to the Buffer Amount of 10% for each Basket Component. If the Final Level of a Basket Component declines by more than the Buffer Amount, the Component Return for such Basket Component will be reduced by the full depreciation in the Basket Component below the Buffer Amount multiplied by the Downside Leverage Factor. Accordingly, you may lose up to 100.00% of your investment in the Notes.

•	DIVERSIFICATION AMONG THE BASKET COMPONENTS — Because the Basket Component SX5E as adjusted by the exchange rate of the Euro with respect to the U.S. dollar makes up 56.00% of the basket, we expect that generally the market value of your Notes and your Payment at Maturity will depend significantly on the performance of the SX5E as adjusted by the exchange rate of the Euro with respect to the U.S. dollar. The return on the Notes is linked to a weighted basket consisting of three buffered return enhanced components, each linked to the SX5E, UKX and TPX and the exchange rates of the Euro, the British pound and the Japanese yen, each with respect to the U.S. dollar, respectively. For additional information about each Basket Component and Basket Currency, see the information set forth under “Description of the Reference Asset” herein and under “The EURO STOXX 50® Index”, “The FTSE™ 100 Index” and “The TOPIX® Index” in the Equity Index Underlying Supplement.

•	TAX TREATMENT — There is no direct legal authority as to the proper tax treatment of the Notes, and therefore significant aspects of the tax treatment of the Notes are uncertain as to both the timing and character of any inclusion in income in respect of the Notes. Under one approach, the Notes should be treated as pre-paid executory contracts with respect to the Basket Components. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster llp, it is reasonable to treat the Notes as pre-paid executory contracts with respect to the Basket Components. Pursuant to this approach, we do not intend to report any income or gain with respect to the Notes prior to their maturity or an earlier sale or exchange and we generally intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the Note for more than one year at such time for U.S. federal income tax purposes.

For a further discussion of the U.S. federal income tax consequences related to the Notes, see the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in any of the Basket Currencies or the component securities of the Basket Components. These risks are explained in more detail in the “Risk Factors” sections of the accompanying Equity Index Underlying Supplement and prospectus supplement.

•	YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The Notes do not guarantee any return of principal if the Basket Return is negative. The return on the Notes at maturity is linked to the performance of the Basket Components, as adjusted by the exchange rate of the respective Basket Currency with respect to the U.S. dollar, and will depend on whether, and the extent to which, the Underlying Return with respect to each Basket Component is positive or negative. Your investment will be exposed on a leveraged basis to any decline in the Final Level for any Basket Component beyond the Buffer Amount compared to its Initial Level. You may lose up to 100.00% of your investment.

•	THE NOTES ARE SUBJECT TO THE CREDIT RISK OF HSBC USA INC. — The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

•	YOUR MAXIMUM GAIN ON THE NOTES IS LIMITED TO THE MAXIMUM RETURN — If the Final Level of a Basket Component is greater than its Initial Level, the Component Return for such Basket Component will not exceed the Maximum Return of 17.90%, regardless of the appreciation in such Basket Component, which may be greater than the Maximum Return and could be significant. Accordingly, the Basket Return will not exceed the Maximum Note Return and your Payment at Maturity will not exceed $1,179.00 for each $1,000 Principal Amount of Notes.

•	CHANGES IN THE LEVELS OF THE BASKET COMPONENTS MAY OFFSET EACH OTHER — Movements in the level of the Basket Components, as adjusted by the exchange rate of the respective Basket Currency with respect to the U.S. dollar, may not correlate with each other. At a time when the level of one or more of the Basket Components, as adjusted by the exchange rate of the respective Basket Currency with respect to the U.S. dollar, increases, the level of the other Basket Components, as adjusted by the exchange rate of the respective Basket Currency with respect to the U.S. dollar, may not increase as much or may even decline. Therefore, in calculating the Basket Return, increases in the level of one or more of the Basket Components, as adjusted by the exchange rate of the respective Basket Currency with respect to the U.S. dollar, may be moderated, or more than offset, by lesser increases or declines in the level of the other Basket Components, as adjusted by the exchange rate of the respective Basket Currency with respect to the U.S. dollar. For example, due to the higher Component Weighting of the SX5E, and given the Maximum Return of 17.90%, the negative Component Return resulting from a 25% decline in the Final Level of the SX5E, compared to its Initial Level, would more than offset the positive Component Returns resulting from any appreciation in both of the UKX and the TPX, which appreciation may be significant. In addition, since each Basket Component is subject to a Maximum Return of 17.90%, a significant negative Component Return of one Basket Component may not be offset by a substantial increase in the level of another Basket Component.

•	SUITABILITY OF NOTES FOR INVESTMENT – A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in this pricing supplement. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•	Currency Markets May Be Volatile — Currency markets may be highly volatile. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the value of the Basket Currencies on the Ending Averaging Dates, and therefore, the value of your Notes.

•	Legal and Regulatory Risks — Legal and regulatory changes could adversely affect exchange rates. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to exchange rates, but any such action could cause unexpected volatility and instability in currency markets with a substantial and adverse effect on the performance of the Basket Currencies on the Ending Averaging Dates and, consequently, the value of the Notes.

•	If the Liquidity of the Basket Currencies is Limited, the Value of the NOTES Would Likely Be Impaired — Currencies and derivatives contracts on currencies may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Ending Averaging Dates would likely have an adverse effect on the Spot Rate for each Basket Currency, and therefore, on the return on your Notes. Limited liquidity relating to the Basket Currencies may also result in HSBC USA Inc. or one of its affiliates, as Calculation Agent, being unable to determine the Initial Level or the

Final Level of one or more Basket Components using its normal means. The resulting discretion by the Calculation Agent in determining the Component Return could, in turn, result in potential conflicts of interest.

•	We Have No Control Over the Exchange Rate Between the Basket Currencies and the U.S. Dollar — Foreign exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Notes.

•	The Spot Rate Will Not Take Into Account All Developments in the Basket Currencies — Changes in the Basket Currencies during the term of the Notes other than on the Pricing Date or Ending Averaging Dates may not be reflected in the calculation of the Payment at Maturity. Generally, the Calculation Agent will calculate the Initial Level and Final Level by multiplying the Official Closing Level by the Spot Rate on such date, as described above. The Final Level will be calculated only as of the Ending Averaging Dates. As a result, the Component Return may be less than zero even if the Spot Rate had moved favorably at certain times during the term of the Notes before moving to an unfavorable level on one or more of the Ending Averaging Dates.

•	THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK — Foreign currency exchange rates vary over time, and may vary considerably during the term of the Notes. The relative values of the U.S. dollar and each of the Basket Currencies are at any moment a result of the supply and demand for such currencies. Changes in foreign currency exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political developments in other relevant countries. Of particular importance to currency exchange risk are:
•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments in the United States and the countries underlying the Basket Currencies between each country and its major trading partners; and
•	the extent of governmental surplus or deficit in the United States and the countries underlying the Basket Currencies.

Each of these factors, among others, are sensitive to the monetary, fiscal and trade policies pursued by the United States, the countries underlying the Basket Currencies, and those of other countries important to international trade and finance.

•	CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale of Notes by you prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

•	NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the Notes, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising any of the Basket Components would have.

•	Price Prior to Maturity — The market price of your Notes will be influenced by many factors, including the level of the dollar-adjusted Basket Components, volatilities, dividends, the time remaining to maturity of the Notes, interest rates, geopolitical conditions, the exchange rates or volatility of the exchange rates between the Basket Currencies and the U.S. dollar, economic, political, financial and regulatory or judicial events, and the creditworthiness of HSBC.

•	Potential HSBC Impact on Price — Trading or transactions by HSBC or its affiliates in stocks comprising the Basket Components, in the Basket Currencies, or in over-the-counter options, futures, or other instruments with returns linked to the performance of the Basket Components or the stocks comprising the Basket Components, may adversely affect the market price of the dollar-adjusted index and, therefore, the market value of the securities.

•      EVEN IF OUR OR OUR AFFILIATES’ SECURITIES ARE TRACKED BY AN EQUITY INDEX, WE OR OUR AFFILIATES WILL NOT HAVE ANY OBLIGATION TO CONSIDER YOUR INTERESTS — Our parent company, HSBC Holdings plc, is currently one of the companies included in the FTSE™ 100 Index. We will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the value of the FTSE™ 100 Index, or any other index that tracks or may track our or our affiliates’ securities.

•	Potentially Inconsistent Research, Opinions or Recommendations by HSBC — HSBC, J.P. Morgan Securities LLC and their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the securities. Any such research, opinions or recommendations could affect the level of the dollar-adjusted index or the price of the stocks included in the Basket Components and/or the Basket Currencies, and therefore, the market value of the securities.

•	THE NOTES LACK LIQUIDITY — The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. may offer to purchase the Notes in the secondary market but is not required to do so and may cease making such offers at any time. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily.

•	POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. In addition, we are an affiliate of one of the companies that make up the FTSE™ 100 Index. We will not have any obligation to consider your interests as a holder of the Notes in taking any corporate action that might affect the level of the FTSE™ 100 Index and the Notes.

•	The Notes are Not Insured OR GUARANTEED by any Governmental Agency of the United States or any Other Jurisdiction — The Notes are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of the Issuer, and in the event that we are unable to pay our obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

•	Risks Associated with Foreign Securities Markets — Because stocks or companies included in the Basket Components are publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes involve particular risks. For example, the foreign securities markets may be more volatile than the United States securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

•	MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — In addition to the level of the Basket Components on any day, the value of the Notes will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time to maturity of the Notes;

•	the dividend rate on the equity securities underlying the Basket Components;

•	interest and yield rates in the market generally;

•	a variety of economic, financial, political, regulatory or judicial events;

•	the exchange rates and volatility of the exchange rates between the U.S. dollar and relevant currencies underlying the Basket Components; and

•      our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Description of the Reference Asset

General

This pricing supplement is not an offer to sell and it is not an offer to buy any of the securities comprising any Basket Component. All disclosures contained in this pricing supplement regarding a Basket Component, including its make-up, performance, method of calculation and changes in its components, where applicable, are derived from publicly available information. Neither HSBC nor any of its affiliates has conducted any independent review of the adequacy or accuracy of the information about any Basket Component contained in this pricing supplement. You should make your own investigation into each Basket Component.

The EURO STOXX 50® Index (“SX5E”)

The SX5E is composed of 50 stocks from the Eurozone (Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain) portion of the STOXX Europe 600 Supersector indices. The STOXX 600 Supersector indices contain the 600 largest stocks traded on the major exchanges of 17 European countries and are organized into the following 19 Supersectors: automobiles & parts; banks; basic resources; chemicals; construction & materials; financial services; food & beverage; health care; industrial goods & services; insurance; media; oil & gas; personal & household goods; real estate; retail; technology; telecommunications; travel & leisure and utilities.

For more information about the SX5E, see “The EURO STOXX 50® Index” on page S-40 of the accompanying Equity Index Underlying Supplement.

Historical Performance of SX5E

The following graph sets forth the historical performance of the SX5E based on the historical closing levels from October 5, 2007 through October 5, 2012. The closing level for the SX5E on October 5, 2012 was 2,531.21. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SX5E should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on the Ending Averaging Dates. We cannot give you assurance that the performance of the SX5E will result in the return of any of your initial investment.

The FTSETM 100 Index (“UKX”)

The UKX is a market-capitalization weighted index calculated, published and disseminated by FTSE, an independent company jointly owned by the LSE and FT. The UKX measures the composite performance of the 100 largest UK-domiciled blue chip companies which pass screening for size and liquidity traded on the LSE.

For more information about the UKX, see “The FTSE™ 100 Index” on page S-58 of the accompanying Equity Index Underlying Supplement.

Historical Performance of UKX

The following graph sets forth the historical performance of the UKX based on the historical closing levels from October 5, 2007 through October 5, 2012. The closing level for the UKX on October 5, 2012 was 5,871.02. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the UKX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on the Ending Averaging Dates. We cannot give you assurance that the performance of the UKX will result in the return of any of your initial investment.

Historical Performance of the FTSE 100 Index
8000
7000
6000
5000
4000
3000
2000
1000
0
Index Level
Oct-07
Oct-08
Oct-09
Oct-10
Oct-11
Oct-12
Source: Bloomberg

The TOPIX® Index (“TPX”)

 The TPX is a free float-adjusted market capitalization-weighted index computed and published every second via TSE’s Market Information System. The TPX is comprised of 33 categories according to industrial sectors defined by the Securities Identification Code Committee (SICC). The component stocks of the TPX consist of all domestic common stocks listed on the First Section of the TSE.

 For more information about the TPX, see “The TOPIX® Index” on page S-46 of the accompanying Equity Index Underlying Supplement.

Historical Performance of TPX

The following graph sets forth the historical performance of the TPX based on the historical closing levels from October 5, 2007 through October 5, 2012. The closing level for the TPX on October 5, 2012 was 737.13. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the TPX should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level on the Ending Averaging Dates. We cannot give you assurance that the performance of the TPX will result in the return of any of your initial investment.

Historical Performance of the Tokyo Stock Price Index
2000
1800
1600
1400
1200
1000
800
600
400
200
0
Index Level
Oct-07
Oct-08
Oct-09
Oct-10
Oct-11
Oct-12
Source: Bloomberg

Historical Performance of the Basket Currencies

The following graph sets forth the historical performance of each Basket Currency based on exchange rates of such Basket Currencies relative to the U.S. dollar (for the EURUSD and the GBPUSD, expressed as the number of U.S. dollars per one unit of such Basket Currency and for the JPYUSD, expressed as the number of such Basket Currency per one U.S. dollar) from October 5, 2007 through October 5, 2012. The EURUSD exchange rate on October 5, 2012 was 1.306. The GBPUSD exchange rate on October 5, 2012 was 1.6193. The JPYUSD exchange rate on October 5, 2012 was 1/78.695. We obtained the exchange rates below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The exchange rates displayed in the graphs below are for illustrative purposes only.

The historical exchange rates should not be taken as an indication of future performance, and no assurance can be given as to the exchange rates on the Ending Averaging Dates. We cannot give you assurance that the performance of the Basket Currencies will result in the return of any of your initial investment. The closing exchange rates in the graphs below were the rates reported by the Bloomberg Professional® Service and may not be indicative of the Basket performance using the Spot Rates of the Basket Currencies that would be derived from the applicable Reuters page.

Historical Performance of the Euro
(expressed as the number of U.S. dollars per one Euro)
1.8
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
0
Oct-07
Apr-08
Oct-08
Apr-09
Oct-09
Apr-10
Oct-10
Apr-11
Oct-11
Apr-12
Oct-12
Source: Bloomberg

2.4
2.2
2
1.8
1.6
1.4
1.2
1
0.8
0.6
0.4
0.2
0
Oct-07
Apr-08
Oct-08
Apr-09
Oct-09
Apr-10
Oct-10
Apr-11
Oct-11
Apr-12
Oct-12

Source: Bloomberg

Currency Disruption Events

If the Spot Rate for any Basket Currency is unavailable on any Averaging Date for any reason, the Spot Rate for such Basket Currency will be determined by the Calculation Agent in a commercially reasonable manner in its sole discretion.

Events of Default and Acceleration

If the Notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine the accelerated Payment at Maturity due and payable in the same general manner as described in “Key Terms” in this pricing supplement. In that case, the five business days preceding the date of acceleration will be used as the Ending Averaging Dates, with the last such business day being the Final Valuation Date, for purposes of determining the accelerated Underlying Return (including the Final Level of each Basket Component). If a Market Disruption Event exists with respect to the Basket Component on any of the accelerated Ending Average Dates, then the accelerated Ending Averaging Dates and the Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Averaging Dates and Final Valuation Date, as described in the Equity Index Underlying Supplement in “Additional Terms of the Notes — Valuation Dates — For Notes where the Reference Asset is a basket of Indices”). The accelerated Maturity Date will then be postponed by an equal number of business days following the postponed accelerated Final Valuation Date. The accelerated Maturity Date will then be the third business day following the postponed accelerated Final Valuation Date. For the avoidance of doubt, if no market disruption event exists with respect to a Basket Component on any accelerated Ending Averaging Date, the determination of such Basket Component’s Official Closing Level will be made on such date, irrespective of the existence of a market disruption event with respect to one or more of the other Basket Components occurring on such date.

If the Notes have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Notes from HSBC for distribution to J.P. Morgan Securities LLC and certain of its registered broker-dealer affiliates at the price indicated on the cover of this pricing supplement. J.P. Morgan Securities LLC and certain of its registered broker-dealer affiliates will act as placement agent for the Notes and will receive a fee that will not exceed $10 per $1,000 Principal Amount of Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

Validity of the Notes

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when the Notes offered by this pricing supplement have been executed and delivered by the Issuer and authenticated by the trustee pursuant to the Senior Indenture referred to in the prospectus supplement dated March 22, 2012, and issued and paid for as contemplated herein, such Notes will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated July 27, 2012, which has been filed as Exhibit 5.1 to the Issuer’s Current Report on Form 8-K dated July 27, 2012.

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